Exhibit I.4

ENGLISH TRANSLATION OF DIVIDEND PAYMENT AUTHORIZATION FORM

IMPORTANT INFORMATION

Subject to shareholder approval and satisfaction of other conditions precedent, Chilectra Américas S.A. (“Chilectra Américas”) and Endesa Américas S.A. (“Endesa Américas”) will merge with and into Enersis Américas S.A. (“Enersis Américas”) (the “Merger”), with Enersis Américas continuing as the surviving corporation. The Merger is part of an overall reorganization of the businesses of Enersis S.A. (“Enersis”), Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) to separate their respective Chilean and non-Chilean electricity generation, distribution and transmission businesses. Following the Merger, Enersis Américas, under the name “Enel Américas S.A.”, will hold the combined non-Chilean electricity generation, distribution and transmission businesses of Enersis, Endesa Chile and Chilectra.

In the Merger, each outstanding share of Chilectra Américas common stock (other than shares owned by Enersis Américas and shares for which statutory merger dissenters’ withdrawal rights are exercised) will be exchanged for 4.0 shares of Enersis Américas common stock.

Enersis Américas and Chilectra Américas are Chilean companies. Information distributed in connection with the proposed Merger and the related shareholder votes is subject to Chilean disclosure requirements that are different from those of the United States. Financial statements and financial information included in these documents are prepared in accordance with Chilean accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the constituent companies are located in Chile and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue the foreign companies or their respective officers or directors in a Chilean court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Enersis Américas may purchase shares of Chilectra Américas by means other than in the Merger at any time prior to consummation of the Merger, such as in open market or privately negotiated purchases.

The following is an English translation of the original Spanish language document which has been prepared solely for informational purposes only, has no legal effect and should not be relied upon. This translation is not an offer or invitation to make an offer for the purchase of any securities. If there exist any discrepancies between the original Spanish language document and this English translation, the original Spanish language document will prevail.

DIVIDEND PAYMENT AUTHORIZATION FORM

INTERNAL NO.

Sir

DCV Registros S.A.

Huérfanos 770, 22nd fl.

SANTIAGO

I,……………………………………………………………………………………………………………

Tax ID No. …………………………………. with date ………………., for me / in representation of (company name or natural person represented) …………………………………………. Tax ID No. ………………………… authorize Chilectra Américas S.A. to pay in the future the dividends to which I am entitled to in accordance with the payment method selected below (check only one alternative).

☐	Checking Account (Dividend will be deposited in the Shareholders Checking Account)

Account Number	Bank	Bank Branch

☐	Savings Account (Dividend will be deposited in the Shareholders Savings Account)

Account Number	Bank	Bank Branch

I declare to be the holder (owner) of the above mentioned checking/savings account. I further declare and agree that the deposit slip stamped by the bank has sufficient merit of receipt of payment of the respective dividends for Chilectra Américas S.A.

This authorization shall remain in effect until it is modified or revoked by the undersigned, at least 30 days prior to the date of payment of a dividend.

Signature